                                                                   EXHIBIT 10.16


                          WORLDCOM/MFS 1993 STOCK PLAN

                 (AMENDED AND RESTATED AS OF DECEMBER 31, 1996)


                        INTRODUCTION AND HISTORY OF PLAN

       Effective December 31, 1996, MFS Communications Company, Inc. ("MFS") merged with and into WorldCom, Inc. ("WorldCom") pursuant to a Merger Agreement. As a result of the merger, WorldCom assumed sponsorship of the Plan, and the Plan was amended and restated to redesignate the Plan as sponsored by WorldCom effective December 31, 1996. Under the terms of the Merger Agreement, rights to acquire stock of MFS outstanding under the Plan before December 31, 1996 were substituted with rights to acquire stock of WorldCom, as adjusted for the merger exchange ratio of 2.1 shares of stock of WorldCom for each outstanding share of MFS stock. Except as adjusted for this exchange ratio, all rights of Participants under the Plan before December 31, 1996 are preserved hereunder. The amended and restated Plan is intended to change the Plan as required as a result of the merger but is not otherwise intended to effect substantive amendments to the Plan beyond those required by the merger.

                                   ARTICLE I

                                NAME AND PURPOSE

       For purposes of Article I, each such term as used in this Article shall be defined in Article II.

       1.1    Name.  The name of the Plan shall be the WorldCom/MFS 1993 Stock
Plan.

       1.2 Purpose. The purpose of the Plan is to enable Employees, Outside Consultants and Non-Employee Directors to share in the growth and prosperity of the Company by encouraging stock ownership by them and to assist the Company to obtain and retain skilled personnel, consultants and directors. Incentive Stock Options, Nonqualified Stock Options, Outperformance Options, Restricted Shares (as defined in Article VIII), bargain stock, Stock Appreciation Rights (as defined in Article IX), bonuses of Company Stock, and other types of stock awards and cash may be granted under this Plan, with respect to a maximum of 42,000,000 shares of Company Stock. The shares of Company Stock authorized for issuance under this Plan shall also be available to satisfy obligations to deliver shares of Company Stock (whether or not restricted) under other compensation and benefit plans heretofore or hereafter established by the Company, including but not limited to the Bonus Plan, the Deferred Stock Plan and the Qualified Stock Plan.

                                   ARTICLE II

                                   DEFINITION

       2.1    "Board" means the Board of Directors of the Company.

       2.2 "Bonus Plan" means the MFS Communications Company, Inc. 1996 Bonus Plan, as amended from time to time.

       2.3    "Code" means the Internal Revenue Code of 1986, as amended.

       2.4 "Committee" means a committee or subcommittee of the Board, which shall be comprised solely of two or more persons who are both "outside directors" within the meaning of Section 162(m) of the Code, and "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

       2.5 "Company" means WorldCom, Inc., a Georgia corporation, or any successor corporation.
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       2.6    "Company Stock" means shares of common stock of the Company, par value $0.01 per share.

       2.7 "Deferred Stock Plan" means the WorldCom/MFS 1995 Deferred Stock Purchase Plan, as amended from time to time, or any successor thereto.

       2.8    "Director" means any person who is a member of the Board.

       2.9 "Employee" means any person employed on a full-time basis by the Employer or a Subsidiary.

       2.10   "Employer" means the Company.

       2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       2.12 "Incentive Stock Option" means any option granted to a Participant under the Plan, which the Committee intends at the time it is granted to be an incentive stock option within the meaning of Section 422 of the Code.

       2.13 "Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger dated as of August 25, 1996 by and between the Company, HIJ Corp., a wholly-owned subsidiary of the Company ("HIJ"), and MFS, whereby HIJ merged with and into MFS.

       2.14 "Non-Employee Director" means a Director who is not also an Employee.

       2.15 "Nonqualified Stock Option" means any stock option granted under the Plan (including but not limited to an Outperformance Option) which is not an Incentive Stock Option.

       2.16 "MFS" means MFS Communications Company, Inc., a Delaware corporation, which is a Subsidiary of the Company pursuant to a merger with the Company on December 31, 1996.

       2.17 "Optionee" is an Employee or Outside Consultant who is granted options under the Plan.

       2.18 "Outperformance Option" shall mean a Nonqualified Stock Option described in Article VIII.

       2.19 "Outside Consultant" is an individual who is not an Employee but provides services to the Company. Outside Consultant does not include Directors.

       2.20 "Participant" shall mean any Employee or Outside Consultant who meets the requirements for participation in the Plan as described in Article III.

       2.21 "Qualified Stock Plan" means the WorldCom/MFS Employee Stock Bonus Plan, as amended from time to time, or any successor thereto.

       2.22 "Qualifying Stock" means Company Stock which has been owned by the Employee or the Outside Consultant for at least six months prior to the date of exercise of an option granted pursuant to this Plan and has not been used in a stock-for-stock swap transaction within the preceding six months.

       2.23 "Subsidiary" means a corporation which is a "subsidiary corporation" of the Company as defined in Section 424 of the Code.





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                                  ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

       3.1 Eligibility. Every Employee, Outside Consultant and Non-Employee Director during the term of this Plan shall be eligible to become a Participant in the Plan.

       3.2 Participation. The Employees and Outside Consultants who shall participate in the Plan and thereby be eligible to receive awards shall be such Employees and Outside Consultants as the Committee shall select from time to time. The Committee shall determine the number of and the combination of stock options (including Outperformance Options), Restricted Shares, Stock Appreciation Rights and other stock awards granted to Employees and Outside Consultants, subject to any limitations set forth in the Plan. Non-Employee Directors shall receive automatic grants of shares of Company Stock annually pursuant to Article VI herein. In addition, any current or former Employee who is a participant in the Bonus Plan (and who is eligible to receive shares of Company stock thereunder), the Qualified Stock Plan or the Deferred Stock Plan shall, to the extent necessary to satisfy obligations under such plans, be deemed a Participant hereunder.


                                   ARTICLE IV

                                TYPE OF BENEFITS

       Benefits under the Plan ("Benefits") may be granted in any one or any combination of (a) Incentive Stock Options; (b) Nonqualified Stock Options; (c) Outperformance Options; (d) Stock Appreciation Rights; (e) restricted stock awards; (f) bargain purchases of Company Stock; (g) bonuses of Company Stock;
(h) any other form of stock benefit, including but not limited to stock benefits under the Bonus Plan, Deferred Stock Plan and Qualified Stock Plan Deferred Stock Plan; or (i) cash. However, Incentive Stock Options may not be granted to anyone who is not an Employee.

       Without limiting the Committee's authority, the Committee may: (a) make the grant of Benefits conditional upon an election by a Participant to defer payment of a portion of his salary; (b) give a Participant a choice between two Benefits or combination of Benefits; (c) award Benefits in the alternative so that acceptance of or exercise of one Benefit cancels the right of a Participant to another; (d) award Benefits in any combination or combinations and subject to any condition or conditions consistent with the terms of the Plan that the Committee in its sole discretion may determine; and (e) provide any vesting schedule (including immediate vesting) as the Committee deems appropriate.

                                   ARTICLE V

                             SHARES SUBJECT TO PLAN

       The total number of shares which may be issued pursuant to this Plan (including any Benefits payable in cash but denominated as shares of Company Stock) shall not exceed in the aggregate 42,000,000 shares of Company Stock. The total number of shares for which options (other than Outperformance Options) may be granted under this Plan to any one individual during any calendar year shall not exceed in the aggregate 2,000,000 shares of Company Stock. The foregoing amounts shall be appropriately adjusted if the number of issued shares of Company Stock shall be increased or reduced by a change in par value, combination, split-up, reclassification, distribution of a dividend payable in stock, or the like. The shares issued under the Plan may be authorized and unissued shares or treasury shares.





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       In the event that any outstanding option or other benefit issued pursuant to the Plan shall expire, terminate or be forfeited, the shares allocable to the unexercised or forfeited portion of such Benefit may again be subject to an award under the Plan.

                                   ARTICLE VI

                      NON-EMPLOYEE DIRECTOR FORMULA GRANT

       On the date of the Company's annual meeting of shareholders each year, without any action by the Committee or the Board, each Non-Employee Director shall be granted a number of shares of Company Stock (the "Director Retainer Grant"). On the date of the Company's annual meeting of shareholders each year, without any action by the Committee or the Board, each Non-Employee Director who is also the chairperson of a committee of the Board shall be granted a number of shares of Company Stock (the "Committee Chair Retainer Grant"). In addition, on a date no later than five business days following the close of the three month period ending on March 31, June 30, September 30 and December 31 of each year, without any action by the Committee or the Board, each Non-Employee Director shall be paid meeting fees due to such member of the Board for attending meetings of the Board during such prior three-month period in shares of Company Stock (the "Board Meeting Grant"). In addition, on a date no later than five business days following the close of the three month period ending on March 31, June 30, September 30 and December 31 of each year, without any action by the Committee or the Board, each Non-Employee Director serving on any committee of the Board shall be paid meeting fees due to such member of the Board for attending meetings of such committee of the Board during such prior three-month period in shares of Company Stock (the "Committee Meeting Grant"). The number of shares of Company Stock granted pursuant to a Director Retainer Grant, a Committee Chair Retainer Grant, a Board Meeting Grant or a Committee Meeting Grant shall be equal to the value of the Non-Employee Director's annual retainer fee, annual committee chair retainer fee, and each Non-Employee Director's previous three-month period Board meeting fees and committee meeting fees, if any, divided by the fair market value of one share of Company Stock either on the trading day just prior to the date of the Company's annual meeting of shareholders with respect to a Director Retainer Grant or a Committee Chair Retainer Grant, or the trading day just prior to the last trading day of a calendar quarter ending March 31, June 30, September 30 or December 31 of each year with respect to a Board Meeting Grant or a Committee Meeting Grant. In addition, as of the date of the Company's 1996 annual meeting of shareholders, without any action by the Committee or the Board, each Non-Employee Director shall be granted 2,000 shares of Company Stock. Thereafter, on the date that any person first becomes a Non-Employee Director, without any action by the Committee or the Board, such person shall be automatically granted 2,000 shares of Company Stock. For the purpose of this
Article VI, the fair market value of the Company Stock on any date shall be (i) the average closing price per share of Company Stock on the national securities exchange on which such stock is principally traded over the ten trading days immediately preceding such date, or (ii) if the Company Stock is not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices per share of Stock as reported by the National Association of Securities Dealers Inc. Automated Quotation ("NASDAQ") system over the ten trading days immediately preceding such date, or (iii) if the Company Stock is not then listed on any securities exchange or prices therefor are not then quoted in the NASDAQ system, the value determined by the Committee in good faith.

                                  ARTICLE VII

                                    OPTIONS

       The Committee may from time to time at its discretion subject to the provisions of the Plan, determine when options shall be granted and at the time of each grant determine those eligible employees to whom options shall be granted, the number of shares subject to such options, the date or dates on which the options become exercisable, either wholly or in part, and the expiration date of the options. Each such option shall be evidenced





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by a written agreement containing terms and conditions established by the
Committee consistent with the provisions of the Plan. Option agreements need not be identical.

       The terms of Incentive Stock Options granted shall include the following:

       (a) The option price shall be fixed by the Committee in good faith, but in no event be less than 100% of the fair market value of the shares subject to the option on the date the option is granted.

       (b) The Committee shall fix the term or duration of all Incentive Stock Options issued under this Plan, provided that such term shall not exceed 10 years after the date on which the option was granted. The Committee shall also set the date or dates on or after which each option may be exercised.

       (c) The aggregate fair market value, determined as of the time the Incentive Stock Option is granted, of the stock which may become exercisable for the first time by any Employee during any calendar year shall not exceed $100,000.

       (d) Each Incentive Stock Option agreement (and amendments) shall contain such terms and provisions, consistent with the requirements of this Plan, as the Committee in its discretion shall determine, including without limitation such terms and provisions as shall be requisite to cause the options to qualify as Incentive Stock Options.

       Notwithstanding any other provisions of the Plan, no Incentive Stock Option shall be granted to an Employee who, at the time the option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company. This stock ownership limitation will not apply if the option price is at least 110% of the fair market value (at the time the option is granted) of the stock subject to the option, and the option by its terms is not exercisable more than five years from the date it is granted.

       Options and similar Benefits (including Stock Appreciation Rights and Outperformance Options) shall not be transferable otherwise than by will or the laws of descent and distribution, and during the Participant's lifetime, such a Benefit shall be exercisable only by the Participant; provided, however, that the Committee may, in its sole discretion, allow for the transfer of Options (other than Incentive Stock Options but including Outperformance Options) to other persons or entities, subject to such conditions or limitations as it may establish to ensure that transactions with respect to such Options intended to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder do not fail to maintain such exemption as a result of the Committee causing such Options to be transferable or for other purposes.

       The Committee may, in its sole discretion, at any time during the term of the Plan, grant new options to an Optionee under the Plan who is also a holder of one or more unexercised outstanding options previously granted under the Plan or any other stock option plan of the Company on the condition that such Optionee shall surrender for cancellation one or more outstanding options which represent the right to purchase (after giving effect to any previous partial exercise thereof) a number of shares, in relation to the number of shares to be covered by the new conditional grant hereunder, determined by the Committee. If the Committee shall have so determined to grant such new options on such a conditional basis ("New Conditional Options"), no such New Conditional Options shall become exercisable in the absence of such Optionee's consent to the condition and surrender and cancellation as appropriate. New Conditional Options shall be treated in all respects under the Plan as newly granted options. Options may be granted under the Plan from time to time in substitution for similar rights held by employees of other corporations who are about to become Employees of the Company or a Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary of stock of the employing corporation as the result of which it becomes a Subsidiary.





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                                  ARTICLE VIII

                             OUTPERFORMANCE OPTIONS

       The Committee may from time to time at its discretion, subject to the provisions of the Plan, determine when Outperformance Options shall be granted and those eligible Employees to whom Outperformance Options shall be granted. At the time of each grant, the Committee shall determine the number of shares subject to such Outperformance Options and, subject to the provisions of the Plan, any other terms or conditions affecting the Outperformance Options, provided, however, that the total number of shares subject to Outperformance Options which may be granted to any one individual during any one calendar year shall not exceed in the aggregate 2,000,000 shares of Company Stock, subject to adjustment as provided in Article V hereof. With respect to the proviso in the preceding sentence, such number shall be determined prior to application of the Multiplier referred to in Section 8(i) hereof. Each such Outperformance Option shall be evidenced by a written agreement containing terms and conditions established by the Committee not inconsistent with the provisions of the Plan. Such agreements need not be identical with respect to Participants.

       The terms of Outperformance Options granted pursuant to this Plan shall include the following:

       (a) Each Outperformance Option shall relate to a number of shares of Company Stock.

       (b) The initial per-share option price of an Outperformance Option (the "Initial Price") shall be equal to 100% of the per share closing price of Company Stock on the trading day immediately preceding the date the option is granted.

       (c) The Initial Price shall be adjusted upward or downward as of the date of exercise of such Outperformance Option (the "Adjusted Price") by a percentage equal to the annualized percentage increase or decrease in the Standard and Poor's 500 Index (the "Annualized Percentage S&P Performance") over the period (the "S&P Period") beginning on the date of grant and ending on the trading day immediately preceding the date of exercise; provided, however, that the Adjusted Price may never be less than the Initial Price unless the closing price of Company Stock on the trading day immediately preceding the date of exercise is no less than the Initial Price. For purposes of determining the Annualized Percentage S&P Performance with respect to any S&P Period, the Standard and Poor's 500 Index as of the last day of the S&P Period shall be deemed to equal the average closing value of such index over the ten-consecutive-trading day period ending on the last day such S&P Period.

       (d) The term of each Outperformance Option shall be ten (10) years from the date of grant of such option or such shorter period as determined by the Committee.

       (e) Subject to paragraph (f) below, each Outperformance Option shall become vested and exercisable in accordance with the terms and conditions established by the Committee and reflected in the written award agreement.

       (f) Unless otherwise determined by the Committee, all Outperformance Options shall be cancelled as of the fifteenth day preceding a Change in Control (as defined in Section 13.3 hereof).

       (g) There shall form a part of each Outperformance Option a number of units ("Units") equal to, as of any given date, the product of (i) the number of shares relating to such Outperformance Option and (ii) the Multiplier (as hereinafter defined) that would be applicable to such Outperformance Option if exercised on such given date. Each Unit shall entitle the holder to an amount of cash determined pursuant to the terms and conditions set forth in Section 13.2(iii) hereof. All Units corresponding to an Outperformance Option shall be cancelled upon the exercise or cancellation of such corresponding Outperformance Option (other than a cancellation under paragraph (f) above).





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       (h)    Upon receipt by the Committee of an Optionee's Notice of intent to exercise an Outperformance Option, the Committee will deliver to the Participant with respect to and in cancellation of the portion of the Outperformance Option being exercised (i) a number of whole shares of Company Stock with a fair market value equal to the product of (A) the closing price of a share of Company Stock on the trading day immediately preceding the date of exercise, less the Adjusted Price, multiplied by (B) the "Multiplier" (as defined in paragraph (i) below) plus (ii) cash in lieu of fractional shares, unless the Committee determines, in its discretion, to elect any one or more of the following methods of payment with respect to and in cancellation of the Outperformance Option: (1) the Committee may, upon the receipt from the Participant of an amount with respect to the portion of the Outperformance Option being exercised equal to the Adjusted Price multiplied by the Multiplier, deliver to such Participant a number of shares of Company Stock equal to the product of the number of shares relating to the Outperformance
Option being exercised and the     Multiplier; or (2) the Committee may provide
to a Participant any other form of benefit or arrangement (including, without limitation, shares of Common Stock, cash or a combination thereof) which, in the Committee's judgment after considering all relevant factors, provides substantially equivalent economic benefit to such Participant.

       (i) The Multiplier shall be determined on the date of exercise based on the extent to which the annualized percentage change (expressed as a whole percentage point followed by two decimal places) in the fair market value per share of Company Stock (the "Annualized Percentage Company Stock Price Change") over the period (the "Company Period") beginning on the date of grant and ending on the trading day immediately preceding the date of purported exercise exceeds the annualized percentage change (expressed as a whole percentage point followed by two decimal places) in the Standard and Poor's 500 Index (the "Annualized Percentage S&P Change") over the corresponding S&P Period (determined in a manner consistent with the determination of the Annualized Percentage S&P Performance under paragraph (c) above), as follows:

 If Annualized Percentage
 Company Stock Price
 Change Over the Company
 Period Exceeds Annualized
 Percentage S&P Change By:        The Multiplier will equal:
 -------------------------        --------------------------

 0% or less                       0

 More than 0% but less than       2.5 plus .5 times the difference between annualized
 11%                              Percentage Company Stock Price Change and Annualized
                                  Percentage S&P Change

 11% or more                      8.0

                                  For purposes of determining the Annualized Percentage
                                  Company Stock Price Change with respect to any Company
                                  Period, the fair market value of a share of Company Stock
                                  as of the last day of any Company Period shall be deemed
                                  to equal the average of the closing prices of such share
                                  of stock over the ten-consecutive-trading-day period
                                  ending on the last day of such Company Period.

       (j) The terms and conditions relating to Outperformance Options are designed so that such Outperformance Options qualify as performance-based compensation within the meaning of Section 162(m) of the Code, and the provisions of this Article VIII shall be construed accordingly.





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                                   ARTICLE IX

                               RESTRICTED SHARES

       The Committee from time to time may award restricted shares ("Restricted Shares") to any Participant in the Plan. Each Participant who is awarded Restricted Shares shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the award and such other matters consistent with the Plan as the Committee in its sole discretion shall determine.

       Restricted Shares awarded to Participants may not be sold, transferred, pledged or otherwise encumbered during the restricted period commencing on the date of the award and ending at such later date as the Committee may designate at the time of the award. The Participant shall have the entire beneficial ownership and all rights and privileges of a stockholder with respect to Restricted Shares awarded to him, including the right to receive dividends and the right to vote such Restricted Shares.

       The Committee may provide any other terms or conditions with regard to Restricted Shares that it deems appropriate. Restricted Shares and agreements related thereto need not be identical.

                                   ARTICLE X

                           STOCK APPRECIATION RIGHTS

       The Committee from time to time may grant stock appreciation rights ("Stock Appreciation Rights") to any Participant in the Plan. Stock Appreciation Right shall be evidenced by a Stock Appreciation Right agreement between the Company and the Participant, which shall contain such terms and conditions consistent with the Plan as the Committee from time to time shall deem appropriate.

       A Stock Appreciation Right may be satisfied by the Company in cash or in shares of Company Stock, as determined by the Committee. The agreement may limit the maximum amount of appreciation taken into account under a Stock Appreciation Right.

       A Stock Appreciation Right may be granted in conjunction with an Incentive Stock Option, a Nonqualified Stock Option, Restricted Shares or any other award hereunder. At the discretion of the Committee, a Stock Appreciation Right may be exercisable only to the extent that a related award is exercisable and only upon surrender of a related award. In the event of the exercise of a Stock Appreciation Right the exercise of which is conditioned upon surrender of a related award, the number of shares that may be issued under this Plan shall be reduced by the number of shares covered by the award or portion thereof surrendered.

       The Committee may provide any other terms or conditions with regard to Stock Appreciation Rights that it deems appropriate. Stock Appreciation Rights and agreements related thereto need not be identical.

                                   ARTICLE XI

                                  OTHER AWARDS

       The Committee may grant any other cash, stock or stock related awards to a Participant under this Plan that the Committee deems appropriate, including, but not limited to, the bargain purchase of Company Stock and stock bonuses. Any such benefits and any related agreements shall contain such terms and conditions as the Committee deems appropriate. Such awards and agreements need not be identical. With respect to any Benefit under which shares of Company Stock are or may in the future be issued (other than shares issued from the Company's treasury) for consideration other than prior services, the amount of such consideration shall not be less





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
than the amount (such as the par value of such shares) required to be received by the Company in order to comply with applicable state law.

       As indicated in Article I, shares of Company Stock may also be used to satisfy obligations of the Company to deliver shares of Company Stock (whether or not restricted) under other compensation and benefit plans heretofore or hereafter established by the Company, including but not limited to the Bonus Plan, the Deferred Stock Plan and the Qualified Stock Plan.

                                  ARTICLE XII

                                 ADMINISTRATION

       The Plan shall be administered by the Committee. A majority vote of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for the purposes of the Plan.

       The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine the terms of all Benefits granted under the Plan including, without limitation, the purchase price, if any, the Employees and Outside Consultants to whom, and the time or times at which Benefits shall be granted, when an option can be exercised, or Restricted Shares, Stock Appreciation Rights and other Benefits become forfeitable, and whether in whole or in installments, and the number of shares covered by a Benefit, and to interpret the Plan and to make all other determinations deemed advisable for the administration of the Plan. The Committee may designate Employees of the Company to assist the Committee in the administration of the Plan and may grant authority to such persons to execute option agreements or other documents on behalf of the Committee.

       Payment in full for the number of shares purchased under any Benefit, including an option, shall be made to the Company at the time of such exercise. An Optionee to whom an option is granted shall not be deemed the holder of any shares subject to the option until the shares are fully paid and issued to him upon exercise of such option. The Committee, in its discretion, may provide that any Benefit by its terms may permit a Participant to elect, subject to Committee approval, any of the following alternative settlement methods: (a) cash equal to the excess of the value of one share over the option or purchase price times the number of shares as to which the award is exercised; (b) the number of full shares having an aggregate value not greater than the cash amount calculated under alternative (a); or (c) any combination of cash and stock having an aggregate value not greater than the cash amount calculated under alternative (a). For purposes of determining an alternative settlement, the value per share shall be determined under the same method as used to determine the option price in the case of stock options.

       The exercise price for shares purchased shall be paid in full at the time of exercise and no shares shall be issued until full payment therefor is made. Such payment may be made either (1) in cash, (2) by delivering shares of Qualifying Stock or a combination of cash and Qualifying Stock, or (3) by delivery of a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds equal to the exercise price. Qualifying Stock shall be valued at its fair market value determined as of the date of exercise of the option.

       The Committee may make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan. In the event of a disagreement as to the interpretation of the Plan or any amendment hereto or any rule, regulation or procedure thereunder or as to any right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Benefit granted under it.





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                                  ARTICLE XIII

                  CHANGES TO COMPANY STOCK; CHANGE IN CONTROL
                                 OF THE COMPANY

       13.1 Changes to Company Stock. If any change is made to the shares of Company Stock by reason of any merger, consolidation, reorganization, recapitalization, stock dividend, split up, combination of shares, exchange of shares, change in corporate structure, or otherwise, appropriate adjustments shall be made by the Committee to the kind and maximum number of shares subject to the Plan (including the maximum number of shares issuable to any one person) and the kind and number of shares and price per share of stock subject to each outstanding Benefit. No fractional shares of stock shall be issued under the Plan on account of any such adjustment, and rights to shares always shall be limited after such an adjustment to the lower full share.

       13.2 Change in Control of the Company. Except to the extent stated otherwise in an award agreement, upon the occurrence of a "Change in Control" (as defined below):

              (a) following which a grantee of Options (other than Outperformance Options) or freestanding Stock Appreciation Rights that are outstanding at the time of such Change in Control ("Outstanding Awards"), within two years of such Change in Control, is terminated without "cause" (as determined by the Committee) or incurs a "Constructive Involuntary Termination" (as defined below), such grantee's Outstanding Awards shall become immediately exercisable in full;

              (b) following which a grantee of Restricted Shares outstanding at the time of such Change in Control, within two years of such Change in Control, is terminated without "cause" (as determined by the Committee) or incurs a "Constructive Involuntary Termination" (as defined below), all restrictions with respect to such grantee's Restricted Shares shall lapse, and such shares shall become fully vested and nonforfeitable;

              (c) (i) the number of Units corresponding to each Outperformance Option which is then outstanding (including for this purpose an Outperformance Option which is cancelled pursuant to Section 8(f) hereof) shall be deemed to equal the product of the Multiplier and the number of shares relating to such Outperformance Option had such Outperformance Option been exercised in full on the date of the Change in Control, whether or not such Outperformance Option otherwise would be vested or exercisable and without regard to the provisions of Section 8(f) hereof and (ii) there shall be paid to the holder of each such Unit, in cancellation of such Unit and of any such corresponding Outperformance Option which had not previously been cancelled, an amount equal to the difference between the "Change in Control Price" (as defined below) and the Adjusted Price (determined as if such Outperformance Option had been exercised in full on the date of the Change in Control), such amount to be paid solely in cash no later than twenty (20) days following the Change in Control; and

              (d) the Committee may, in its sole discretion, provide similar treatment with respect to any other Benefits granted under the Plan.

       13.3   Definitions.

              (a)    A Change in Control shall be deemed to have occurred upon
(i) the acquisition by any person, entity or "group," within the meaning of
Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its affiliates, or any employee benefit plan of the Company or any of its affiliates, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (x) the then outstanding shares of Company Stock or (y) the combined voting power of the Company's then outstanding voting securities, or (ii) approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the





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
combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

              (b) The "Change in Control Price" shall mean the higher of (i) the highest price paid per share of Company Stock in the transaction or series of transactions pursuant to which a Change in Control shall have occurred, or
(ii) the highest closing price per share of Company Stock on NASDAQ (or such other national securities exchange on which Company Stock is principally traded) during the sixty (60) day period immediately preceding the date of the Change in Control.

              (c) "Constructive Involuntary Termination" shall mean the voluntary termination of a person's employment with the Company and all of its subsidiaries within 90 days following (i) a material reduction in his compensation (including applicable fringe benefits), without his consent, (ii) his demotion or the diminution in his position, authority, duties or responsibilities, without cause and without his consent, or (iii) the relocation of his principal place of employment, without his consent.

                                  ARTICLE XIV

                                 MISCELLANEOUS

       14.1 Continuation of Employment. Neither this Plan nor any Benefit granted hereunder shall confer upon any Employee or any Outside Consultant any right to continue in the employment of the Company or limit in any respect the right of the Company to terminate an Employee's or an Outside Consultant's employment at any time.

       14.2 Withholding. With respect to any payments made to Participants under the Plan, the Company shall have the right to withhold any taxes required by law to be withheld because of such payments. With respect to any such withholding:

              (a) Each Participant shall take whatever action that the Committee deems appropriate to comply with the law regarding withholding of Federal, state and local taxes.

              (b) When a Participant is obligated to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a Benefit, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Participant to satisfy this obligation, in whole or in part, either (i) by having the Company withhold from the shares to be issued upon the exercise of an option or a Stock Appreciation Right, or upon the receipt of a Benefit, shares having a fair market value that would satisfy the withholding amount due, (ii) by delivering to the Company already-owned shares to satisfy the withholding amount, or (iii) by delivering to the Company cash in an amount equal to the withholding amount. Notwithstanding the above, unless the Committee specifically permits otherwise, withholding with respect to Outperformance Options shall be made in accordance with clause (i) above.

       14.3 Liability. No member of the Board, the Committee or officers or employees of the Company or its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

       14.4 Retirement Vesting. Upon the Early Retirement (as defined below) of a grantee of Options, freestanding Stock Appreciation Rights or Restricted Shares, all such outstanding Options and freestanding Stock Appreciation Rights held at the time of such Early Retirement shall immediately become fully vested and exercisable and the restrictions with respect to such outstanding Restricted Shares held at the time of such Early Retirement shall immediately lapse. For the purposes of this Section 14.4, Early Retirement shall mean termination of a Participant's employment with the Company at (i) age 62, (ii) age 61 with one year of service with the Company, (iii) age 60 with two years of service with the Company, (iv) age 59 with three years of service with the Company, (v) age 58 with four years of service with the Company, (vi) age 57 with five years of service with the Company, (vii) age 56 with six years of service with the Company, or (viii) age 55 with seven years of service with the Company.

                                   ARTICLE XV

                           AMENDMENT AND TERMINATION

       15.1 Amendment. The Board may amend the Plan from time to time as it deems desirable and shall make any amendments which may be required so that options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purposes of the Code, provided, however, that, without the requisite approval of Stockholders, the Plan may not be amended where such stockholder approval is required in order for the Plan to continue to comply with Rule 16b-3 promulgated under the Exchange Act.

       15.2 Termination of Plan. The Board may in its discretion terminate the Plan at any time, but no such termination shall deprive Participants of their rights under outstanding Benefits. Notwithstanding the preceding sentence, no Incentive Stock Options may be granted pursuant to the Plan later than 10 years after the date the Plan is adopted or the date the Plan is approved by the stockholders of MFS, whichever is earlier.


                                        The Plan was amended and restated by
                                        the Executive Committee of the Board
                                        of Directors of MFS Communications
                                        Company, Inc.  on July 24, 1995, on
                                        September 19, 1995, as of December
                                        15, 1995, on February 21, 1996, and
                                        as of October 1, 1996 and by the
                                        Executive Committee of the Board of
                                        Directors of WorldCom, Inc. as of
                                        December 31, 1996.


                                        By:__________________________________
                                                  General Counsel





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